EXHIBIT 10.34



              TERMINATION OF SUPPLY AND ASSEMBLY AGREEMENT AND RELEASE

      WITNESSETH, this termination of SUPPLYAND ASSEMBLY AGREEMENT (this "Termination and Release") by and between COMMAND MEDICAL PRODUCTS INC., a Florida corporation with an office and principal place of business at 15 Signal Avenue, Ormond Beach, FL 32174 ("Command"); and HEMASURE, INC., a Delaware corporation with an office and principal place of business at 140 Locke Drive, Marlborough, MA 01752 ("HemaSure").

      WHEREAS, HemaSure and Command originally entered into a supply and assembly agreement on January 1, 2000 (the "Agreement"); and

      WHEREAS, HemaSure desires to terminate the Agreement and be released from its obligations under the Agreement and Command desires to terminate the Agreement and recover some of the costs associated with its performance under the Agreement.

      NOW THEREFORE, in consideration of these premises, the premises and the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Concurrent with the execution hereof HemaSure has delivered to Command a cash payment of $600,000.00 (Six Hundred Thousand Dollars) (the "Consideration").

2.    Command, by execution of this Termination and Release,

                   (a) acknowledges the receipt and sufficiency of the Consideration; and

                   (b) releases and forever discharges HemaSure, its officers, directors, shareholders, employees, predecessors, successors, assigns, affiliates, subsidiaries, parents, agents, and representatives from any and all actions, causes of action, suits, debts, dues, sums of money, liabilities, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims for contribution or indemnity, and demands whatsoever, whether known or unknown, suspected or unsuspected, concealed or unconcealed, at law or in equity, which Command ever had, now has or may hereafter have, from the beginning of the world to the day of the date of the execution of this Termination and Release, arising out of, or in connection with, the Agreement.

3. Upon execution of this Termination and Release, the Agreement is hereby terminated and is of no further force and effect. Neither HemaSure nor Command shall have any further rights, liabilities or obligations thereunder whatsoever.

                             [Signature page to follow]





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      IN WITNESS  WHEREOF,  the parties have caused this Termination and Release to be executed in duplicate originals by their duly authorized representatives as of December __, 2000.

      COMMAND MEDICAL PRODUCTS INC.               HEMASURE, INC.


      /s/ David T. Slick, Sr.                     /s/ John F. McGuire III
      ------------------------                    -----------------------
      David T. Slick, Sr.                         John F. McGuire III
      President                                   President & CEO